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                                                                  EXHIBIT 3.1.28

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            CERTIFICATE OF FORMATION
                                       OF
                               SCI ENCLOSURES, LLC

         THIS AMENDMENT to the Certification of Formation of SCI ENCLOSURES, LLC (the "Company") is being executed and filed by the undersigned to amend the Certificate of Formation of the Company under Section 18-202 of the Delaware Limited Liability Company Act.

         1.       The name of the Company is SCI ENCLOSURES, LLC.

         2. Article I of the Certificate of Formation is hereby amended to read:

                  "1. Name. The name of the limited liability company is "SANMINA-SCI SYSTEMS ENCLOSURES, LLC."

         3. This Certificate of Formation shall be effective upon the date and time filed with the Delaware Secretary of State.

         IN WITNESS WHEREOF, the undersigned Manager has caused this Certificate of Amendment to be executed as of this first day of August, 2002.

                                    SCI ENCLOSURES, LLC

                                    By:  /s/ Michael M. Sullivan
                                        ----------------------------------------
                                    Name: Michael M. Sullivan
                                    Title: Manager